CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

 Golden Fork Corporation

 We hereby consent to this inclusion in this Registration Statement on Form S-1, Amendment No. 6, of our report dated August 30, 2010, of Golden Fork Corporation relating to the financial statements as of May 31, 2010 and for the period from inception on December 22, 2009 through May 31, 2010, and the reference to our firm under the caption “Experts” in the Registration Statement.

 /s/ M&K CPAS, PLLC

 Houston, Texas

March 30, 2011